     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 1999

                                                      REGISTRATION NO. 333-83777
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          VERITAS SOFTWARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                               7372                             77-0507675
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                              1600 PLYMOUTH STREET
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 335-8000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  MARK LESLIE
               CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                              1600 PLYMOUTH STREET
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 335-8000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                   COPIES TO

      GORDON K. DAVIDSON, ESQ.            DANIEL G. KELLY, JR., ESQ.             LARRY W. SONSINI, ESQ.
        HORACE L. NASH, ESQ.                DAVIS POLK & WARDWELL                  JULIA REIGEL, ESQ.
        DAVID MICHAELS, ESQ.                 450 LEXINGTON AVENUE           WILSON SONSINI GOODRICH & ROSATI
         FENWICK & WEST LLP                NEW YORK, NEW YORK 10017                650 PAGE MILL ROAD
        TWO PALO ALTO SQUARE                    (212) 450-4000                    PALO ALTO, CA 94306
    PALO ALTO, CALIFORNIA 94306                                                      (650) 493-9300
           (650) 494-0600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SHARES               AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
TO BE REGISTERED                             REGISTERED              SHARE              PRICE(3)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per
  share(1).............................     13,800,000(2)          $57.50(3)          $793,500,000          $220,593(4)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Each share of common stock includes associated preferred share purchase rights.
(2) Includes an over-allotment option of 1,800,000.
(3) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The proposed maximum offering price per share is based on the average of the high and low prices for a share reported on the Nasdaq National Market on July 21, 1999.
(4) A fee of $220,593 was previously paid by the Registrant in connection with the filing of this Registration Statement on July 27, 1999.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The expenses to be paid by the Registrant in connection with this offering are as follows. All amounts other than the Securities and Exchange Commission registration fee and the NASD filing fee application fee are estimates.


Securities and Exchange Commission registration fee.........  $220,593
NASD filing fee.............................................    30,500
Printing and engraving expenses.............................   400,000*
Legal fees and expenses.....................................   200,000*
Blue Sky....................................................    10,000*
Accounting fees and expenses................................    50,000*
Transfer agent and registrar fees and expenses..............    66,000*
Miscellaneous...............................................     2,907*
                                                              --------
  Total.....................................................  $980,000*
                                                              ========

-------------------------
* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     As permitted by the Delaware General Corporation Law, the Registrant's restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iv) the rights conferred in the bylaws are not exclusive.

     The indemnification provisions in the bylaws and the indemnification agreements to be entered into between the Registrant and its officers and directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act. The Registrant intends to enter into indemnification agreements with each of its current directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's restated certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

     The NSMG combination agreement and the TeleBackup combination agreement contain covenants on the part of the Registrant to maintain indemnification provisions in the charter documents of the surviving corporation of the NSMG combination and the TeleBackup combination which are identical to such provisions contained in the charter documents of VERITAS prior to the combinations. Registrant shall also honor, in all respects, all of the indemnity agreements entered into prior to the combinations, with VERITAS officers and directors, whether or not such persons continue in their positions with Registrant following the effective time. In addition, pursuant to the NSMG combination agreement, Registrant must use its commercially reasonable efforts to maintain director and officer liability insurance with coverages, which are similar to the coverages VERITAS maintained prior to the combinations for a period from and after the effective time until at least six years after the effective time. These covenants are contained in the NSMG combination agreement attached as Appendix A to the Registration Statement on Form S-4, as amended, filed with the Commission on April 21, 1999 under the heading "Indemnification and Insurance -- VERITAS" and in the TeleBackup combination agreement attached as Appendix G to the Registration Statement on Form S-4 (Reg. No. 333-76531), as amended, filed with the Commission on April 21, 1999 under the heading "Indemnification."

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not Applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

     The following exhibits are filed herewith or incorporated by reference herein:


EXHIBIT
NUMBER                          EXHIBIT TITLE
-------                         -------------
 1.01    Form of Underwriting Agreement
 2.01    Amended and Restated Agreement and Plan of Reorganization
         among Registrant, VERITAS Software Corporation ("Old
         VERITAS"), Seagate Technology, Inc., Seagate Software, Inc.
         ("Seagate Software") and Seagate Software NSMG (incorporated by reference to Exhibit 2.01 of the Registrant's
         Registration Statement on Form S-4, as amended, filed with the SEC on April 19, 1999 (the "April 1999 Form S-4"))
 2.02    Amended and Restated Combination Agreement by and among Old
         VERITAS and TeleBackup Systems Inc. ("TeleBackup")
         incorporated by reference to the April 21, 1999 Form S-4
 3.01    Amended and Restated Certificate of Incorporation of
         Registrant (incorporated by reference to Exhibit 3.01 of the
         Registrant's Registration Statement on Form 8-A as amended, filed with the SEC on June 2, 1999) (the "June 1999 Form
         8-A")
 3.02    Amendment to the Amended and Restated Certification of
         Registrant (incorporated by reference to Exhibit 3.02 of the
         June 1999 Form 8-A)
 3.03    Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.03 of the June 1999 Form 8-A)
 4.01    Registration Rights Agreement between Old VERITAS and
         Warburg, Pincus Investors, L.P. dated April 25, 1997
         (incorporated by reference to Exhibit 4.01 of Old VERITAS'
         Quarterly Report on Form 10-Q for the quarter ended June 30,
         1997 (the "June 1997 Form 10-Q"))
 4.02    Nomination Agreement between Old VERITAS and Warburg, Pincus
         Investors, L.P. dated April 25, 1997 (incorporated by
         reference to Exhibit 4.02 to the June 1997 Form 10-Q).

EXHIBIT
NUMBER                          EXHIBIT TITLE
-------                         -------------
 4.03    Indenture dated as of October 1, 1997 between Old VERITAS
         and State Street Bank and Trust Company of California, N.A.
         (incorporated by reference to Exhibit 4.06 of Old VERITAS'
         Quarterly Report on Form 10-Q for the quarter ended
         September 30, 1997 (the "September 1997 Form 10-Q"))
 4.04++  Amended and Restated First Supplemental Indenture dated July
         30, 1999 by and among VERITAS, Old VERITAS and State Street
         Bank and Trust of California, N.A.
 4.05    Registration Rights Agreement dated as of October 1, 1997
         between Old VERITAS and UBS Securities LLC (incorporated by reference to Exhibit 4.07 to the September 1997 Form 10-Q)
 4.06    Form of Rights Agreement between Registrant and the Right
         Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred
         Stock, as Exhibit B the Form of Right Certificate and as
         Exhibit C the Summary of Rights to Purchase Preferred Shares
         (incorporated by reference to Exhibit 4.06 of the April 1999
         Form S-4
 4.07    Form of Registration Rights Agreement between Registrant and
         Seagate Software (incorporated by reference to Exhibit 4.07 of the April 1999 Form S-4
 4.08    Form of Stockholder Agreement between Registrant, VERITAS,
         Seagate Software and Seagate Technology (incorporated by
         reference to Exhibit 4.08 of the April 1999 Form S-4
 4.09    Form of Specimen Stock Certificate (incorporated by
         reference to Exhibit 4.01 of Old VERITAS' Registration
         Statement on Form S-1 (File No. 33-70726) dated October 22,
         1993, as amended)
 5.01    Opinion of Fenwick & West LLP
 9.01    Form of Voting, Support and Exchange Trust Agreement by and
         among the Registrant, Old VERITAS, TeleBackup and Montreal
         Trust Company of Canada (incorporated by reference to
         Exhibit 9.01 of the Registrant's April 1999 Form S-4)
10.01*   Development and License Agreement between Seagate
         Technology, Inc. and the Registrant (incorporated by
         reference to Exhibit 10.01 of the April 1999 Form S-4
10.02*   Cross License Agreement and OEM Agreement between Seagate
         Software Information Management Group, Inc. and the
         Registrant (incorporated by reference to Exhibit 10.02 of
         the April 1999 Form S-4
10.03    VERITAS 1993 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.03 of the April 1999 Form S-4).
10.04    VERITAS 1993 Employee Stock Purchase Plan, as amended
         (incorporated by reference to Exhibit 10.04 of the April
         1999 Form S-4)
10.05    VERITAS 1993 Directors Stock Option Plan, as amended
         (incorporated by reference to Exhibit 10.04 to VERITAS'
         Registration Statement on Form S-4 filed with the SEC on
         March 24, 1997 (the "March 1997 Form S-4"))
10.06    OpenVision Technologies, Inc. 1996 Employee Stock Purchase
         Plan, as amended (incorporated by reference to Exhibit 10.19 to the March 1997 Form S-4)
10.07    Office building sublease dated February 27, 1998, by and
         between VERITAS and Space Systems/Loral, Inc. (incorporated by reference to Exhibit 10.14 of VERITAS' Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (the
         "September 1998 Form 10-Q"))
10.08    Office building lease dated April 30, 1998, by and between
         VERITAS and Ryan Companies US, Inc. (incorporated by
         reference to Exhibit 10.15 of the September 1998 Form 10-Q)

EXHIBIT
NUMBER                          EXHIBIT TITLE
-------                         -------------
10.09    VERITAS' 1997 Chief Executive Officer Compensation Plan
         (incorporated by reference to Exhibit 10.05 of VERITAS'
         Annual Report on Form 10-K for the year ended December 31,
         1997 filed with the SEC on March 2, 1998 (the "1997 Form
         10-K"))
10.10    VERITAS' 1997 Executive Officer Compensation Plan
         (incorporated by reference to Exhibit 10.06 of the 1997 Form
         10-K)
10.11    Form of Key Employee Agreement (incorporated by reference to
         Exhibit 10.11 of the April 1999 Form S-4)
10.12    Office Building Lease, dated September 2, 1994, as amended, by and between VERITAS and John Arriliaga and Richard T.
         Peery regarding property located in Mountain View,
         California (incorporated by reference to Exhibit 10.09 of
         the VERITAS' Annual Report on Form 10-K for the year ended
         December 31, 1994 filed with the SEC on March 29, 1995)
10.13    Amendment No 1. to Office Building Lease dated May 28, 1997 by and between VERITAS and John Arriliaga and Richard T.
         Perry (incorporated by reference to Exhibit 10.12 of the
         1997 Form 10-K)
10.14    Agreement dated November 7, 1996 between VERITAS Software
         India Pvt. Ltd. and Talwalkar & Talwalkar and Mr. Rajendra
         Dattatraya Pathak, Mrs. Kamal Trimbak Nighojkar, Mrs. Bakul
         Prabhakar Pathak, Mrs. Nalini Manohar Saraf, Mr. Narhar
         Vaman Pandit, Mr. Madhav Narhar Pandit, Ms. Madhavi Damodar
         Thite, and Ms. Medha Narhar Pandit relating to the
         development of certain premises in Pune, India (incorporated by reference to Exhibit 10.12 to the March 1997 Form S-4)
10.16    Amendment No. 1 to Cross-License and OEM Agreement between
         Seagate Software Information Management Group, Inc. and the
         Registrant (incorporated by reference to Exhibit 10.16 of
         the April 1999 Form S-4)
10.17    Participation Agreement dated April 23, 1999 by and between
         OLD VERITAS, First Security Bank, National Association as
         "Owner Trustee", various banks and other lending
         institutions which are parties thereto from time to time as
         "Holders", various banks and other lending institutions
         which are parties thereto from time to time as "Lenders",
         NationsBank, N.A. as "Agent" for the Lenders and the
         Holders, and various parties thereto from time to time as
         "Guarantors".
10.18    Reserved
10.19    Reserved
10.20++  Grant Deed dated April 23, 1999 recording grant of real property to First Security Bank, National Association as
         "Owner Trustee" by Fairchild Semiconductor Corporation of
         California.
10.21++  Memorandum of Lease Agreement and Lease Supplement No. 1 and
         Deed of Trust dated April 23, 1999 among OLD VERITAS, First
         Security Bank, National Association and Chicago Title
         Company.
10.22++  Memorandum of Lease Agreement and Lease Supplement No. 2 and
         Deed of Trust dated April 23, 1999 among OLD VERITAS, First
         Security Bank, National Association and Chicago Title
         Company.
10.23++  Collateral Assignment of Sublease dated April 23, 1999 made by OLD VERITAS to First Security Bank, National Association.
10.24++  Sublease Agreement dated April 23, 1999 by and between OLD
         VERITAS and Fairchild Semiconductor Corporation of
         California.
10.25++  Certificate re: Representations and Warranties dated April
         20, 199 by Fairchild Semiconductor Corporation of California
         and addressed to OLD VERITAS.
10.26++  Security Agreement dated April 23, 1999 between First
         Security Bank, National Bank as "Owner Trustee" and
         NationsBank, N.A. as Agent for the "Lenders" and the
         "Holders".

EXHIBIT
NUMBER                          EXHIBIT TITLE
-------                         -------------
10.27++  Form of Agreement of Purchase and Sale by and between
         Fairchild Semiconductor Corporation of California and OLD
         VERITAS.
10.28++  First Amendment dated April 14, 1999 and Agreement of
         Purchase and Sale dated March 29, 1999 by and between
         Fairchild Semiconductor Corporation of California and OLD
         VERITAS.
10.29++  Agency Agreement between OLD VERITAS and First Security
         Bank, National Association as "Owner Trustee".
10.30++  Master Lease Agreement dated April 23, 1999 between First
         Security Bank, National Association and OLD VERITAS.
21.01    Subsidiaries of Registrant (incorporated by reference to
         Exhibit 21.01 of the April 1999 Form S-4)
23.01++  Consent of Ernst & Young LLP, Independent Auditors
23.02++  Consent of Ernst & Young LLP, Independent Auditors
23.03++  Consent of Independent Accountants
23.04++  Consent of Fenwick & West LLP (included in Exhibit 5.01)
24.01++  Power of Attorney


-------------------------
 * Confidential treatment has been granted with respect to certain portions of this document.

 + To be filed by amendment.

++ Previously filed.

(b) Financial Statement Schedules.

     The following financial statement schedule for the years ended December 31, 1998, 1997 and 1996 should be read in conjunction with the consolidated financial statements of VERITAS Software Corporation filed as part of this Registration Statement:

     - Schedule II -- Valuation and Qualifying Accounts

     Schedules other than that listed above have been omitted since they are either not required, not applicable, or because the information required is included in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, VERITAS Software Corporation has duly caused this Amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mountain View, County of Santa Clara, State of California, on the 9th day of August, 1999.


                                          VERITAS SOFTWARE CORPORATION

                                          By:        /s/ MARK LESLIE
                                            ------------------------------------
                                                        Mark Leslie
                                                Chief Executive Officer and
                                                   Chairman of the Board

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
PRINCIPAL EXECUTIVE OFFICER:

                   /s/ MARK LESLIE                     Chief Executive Officer and    August 9, 1999
-----------------------------------------------------     Chairman of the Board
                     Mark Leslie

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

                /s/ KENNETH LONCHAR*                      Senior Vice President,      August 9, 1999
-----------------------------------------------------            Finance
                   Kenneth Lonchar                     and Chief Financial Officer

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
ADDITIONAL DIRECTORS:

/s/ FRED VAN DEN BOSCH*                                          Director             August 9, 1999
-----------------------------------------------------
Fred van den Bosch

/s/ STEVEN BROOKS*                                               Director             August 9, 1999
-----------------------------------------------------
Steven Brooks

/s/ TERRENCE R. CUNNINGHAM*                                      Director             August 9, 1999
-----------------------------------------------------
Terrence R. Cunningham

/s/ WILLIAM H. JANEWAY*                                          Director             August 9, 1999
-----------------------------------------------------
William H. Janeway

/s/ GREGORY B. KERFOOT*                                          Director             August 9, 1999
-----------------------------------------------------
Gregory B. Kerfoot

/s/ STEPHEN J. LUCZO*                                            Director             August 9, 1999
-----------------------------------------------------
Stephen J. Luczo

/s/ JOSEPH D. RIZZI*                                             Director             August 9, 1999
-----------------------------------------------------
Joseph D. Rizzi

/s/ GEOFFREY W. SQUIRE*                                          Director             August 9, 1999
-----------------------------------------------------
Geoffrey W. Squire

                *By: /s/ MARK LESLIE
  ------------------------------------------------
                     Mark Leslie
                  Attorney-In-Fact

                          VERITAS SOFTWARE CORPORATION

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                         BALANCE AT    CHARGED TO                     BALANCE AT
                                         BEGINNING     OPERATING                         END
                                          OF YEAR       EXPENSES     DEDUCTIONS(1)     OF YEAR
                                         ----------    ----------    -------------    ----------
                                                             (IN THOUSANDS)
Allowance for doubtful accounts:
  Year ended December 31, 1998.........    $1,597        $1,032           $57           $2,572
  Year ended December 31, 1997.........    $  697        $  900           $--           $1,597
  Year ended December 31, 1996.........    $  807        $  (75)          $35           $  697

---------------
(1) Deductions related to the allowance for doubtful accounts represent amounts written off against the allowance.

                                   EXHIBIT INDEX


EXHIBIT
NUMBER                          EXHIBIT TITLE
-------                         -------------
 1.01    Form of Underwriting Agreement



------------------------